Exhibit 99.1

Arbor Realty Trust Reports Second Quarter 2022 Results and Increases Dividend for Ninth Consecutive Quarter to $0.39 per Share

Company Highlights:

•	Diversified, annuity-based operating platform with a multifamily focus that generates strong distributable earnings and dividends in all cycles

•	GAAP net income of $0.41 and distributable earnings of $0.52 per diluted common share[1]

•	Raised cash dividend on common stock to $0.39 per share, our 9th consecutive quarterly increase, representing a 30% increase over that time span

•	Distributable earnings well in excess of current dividend, representing a 75% payout ratio

•	Structured portfolio net interest income increased $10.8 million compared to 1Q22 from strong portfolio growth and increases in interest rates

Structured Business:

•	Loan portfolio surpasses $15.00 billion, representing growth of 6% on $2.05 billion of loan originations

•	Closed a $1.05 billion collateralized securitization vehicle

Agency Business:

•	Loan originations of $1.27 billion and a servicing portfolio of $26.77 billion

Uniondale, NY, July 29, 2022 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the second quarter ended June 30, 2022. Arbor reported net income for the quarter of $69.9 million, or $0.41 per diluted common share, compared to net income of $69.1 million, or $0.51 per diluted common share for the quarter ended June 30, 2021. Distributable earnings for the quarter was $93.7 million, or $0.52 per diluted common share, compared to $68.8 million, or $0.45 per diluted common share for the quarter ended June 30, 2021.1

Arbor Realty Trust Reports Second Quarter 2022 Results and Increases Dividend for Ninth Consecutive Quarter to $0.39 per Share

July 29, 2022	Page 2

Agency Business

Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	June 30, 2022	March 31, 2022
Fannie Mae	$665,449	$449,680
Freddie Mac	407,691	299,072
Private Label	83,346	72,896
FHA	78,364	11,990
SFR-Fixed Rate	34,334	4,871
Total Originations	$1,269,184	$838,509

Total Loan Sales	$1,030,703	$1,586,715

Total Loan Commitments	$1,184,282	$975,132

For the quarter ended June 30, 2022, the Agency Business generated revenues of $68.8 million, compared to $65.9 million for the first quarter of 2022. Gain on sales, including fee-based services, net on the GSE/Agency business was $16.2 million for the quarter, reflecting a margin of 1.59%, compared to $15.3 million and 1.39% for the first quarter of 2022. Income from mortgage servicing rights was $17.6 million for the quarter, reflecting a rate of 1.48% as a percentage of loan commitments, compared to $15.3 million and 1.57% for the first quarter of 2022.

At June 30, 2022, loans held-for-sale was $518.9 million which was primarily comprised of unpaid principal balances (“UPB”) totaling $519.1 million, with financing associated with these loans totaling $455.6 million.

Fee-Based Servicing Portfolio

The Company’s fee-based servicing portfolio totaled $26.77 billion at June 30, 2022 and excludes $106.0 million of private label loans originated that were not yet securitized. Servicing revenue, net was $20.7 million for the quarter and consisted of servicing revenue of $35.5 million, net of amortization of mortgage servicing rights totaling $14.8 million.

Arbor Realty Trust Reports Second Quarter 2022 Results and Increases Dividend for Ninth Consecutive Quarter to $0.39 per Share

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	Fee-Based Servicing Portfolio ($ in thousands)
	As of June 30, 2022			As of March 31, 2022
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (years)
Fannie Mae	$18,600,196	0.526%	8.2	$18,781,611	0.534%	8.1
Freddie Mac	4,805,068	0.264%	9.5	4,792,764	0.267%	9.3
Private Label	2,061,813	0.200%	8.4	2,200,206	0.200%	8.4
FHA	1,076,237	0.151%	19.5	999,446	0.153%	20.9
SFR-Fixed Rate	226,568	0.200%	6.3	190,590	0.200%	6.4
Total	$26,769,882	0.436%	8.9	$26,964,617	0.443%	8.8

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $34.3 million for the fair value of the guarantee obligation undertaken at June 30, 2022. The Company recorded a $2.1 million reversal of provision for loss sharing associated with CECL for the second quarter of 2022, which included a $1.2 million recovery. At June 30, 2022, the Company’s total CECL allowance for loss-sharing obligations was $18.7 million, representing 0.10% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended
	June 30, 2022		March 31, 2022
	UPB	%	UPB	%
Bridge:
Multifamily	$1,892,618	92%	$2,687,309	95%
SFR	154,981	8%	133,407	5%
	2,047,599	100%	2,820,716	100%

Mezzanine/Preferred Equity	-	-%	8,139	<1%
Total Originations	$2,047,599	100%	$2,828,855	100%
Number of Loans Originated	91		125
SFR Commitments	$185,201		$83,306
Payoffs and Paydowns	$1,122,407		$666,551

Arbor Realty Trust Reports Second Quarter 2022 Results and Increases Dividend for Ninth Consecutive Quarter to $0.39 per Share

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	Structured Portfolio ($ in thousands)
	As of June 30, 2022		As of March 31, 2022
	UPB	% of Total	UPB	% of Total
Bridge:
Multifamily	$13,663,343	91%	$12,712,015	89%
SFR	653,814	5%	521,275	4%
Other	351,261	2%	523,658	4%
	14,668,418	98%	13,756,948	97%

Mezzanine/Preferred Equity	329,273	2%	376,486	3%
SFR Permanent	36,120	<1%	36,362	<1%
Total Portfolio	$15,033,811	100%	$14,169,796	100%

At June 30, 2022, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $15.03 billion, with a weighted average current interest pay rate of 5.49%, compared to $14.17 billion and 4.38% at March 31, 2022. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 5.82% at June 30, 2022, compared to 4.74% at March 31, 2022.

The average balance of the Company’s loan and investment portfolio during the second quarter of 2022, excluding loan loss reserves, was $14.63 billion with a weighted average yield of 5.26%, compared to $13.02 billion and 4.86% for the first quarter of 2022. The increase in average yield was primarily due to increases in the benchmark index rates in the second quarter of 2022.

During the second quarter of 2022, the Company recorded a $4.9 million provision for loan losses associated with CECL, which was net of a $1.5 million loan loss recovery. At June 30, 2022, the Company’s total allowance for loan losses was $121.3 million. The Company had four non-performing loans with a carrying value of $25.2 million, before related loan loss reserves of $5.1 million, which is unchanged from March 31, 2022.

Financing Activity

The Company completed its 19th collateralized securitization vehicle to date totaling $1.05 billion of real estate related assets and cash. Investment grade-rated notes totaling $872.8 million were issued, and the Company retained subordinate interests in the issuing vehicle of $177.2 million. The facility has a two-year asset replenishment period and an initial weighted average interest rate of 2.36% over term SOFR, excluding fees and transaction costs.

Arbor Realty Trust Reports Second Quarter 2022 Results and Increases Dividend for Ninth Consecutive Quarter to $0.39 per Share

July 29, 2022	Page 5

The balance of debt that finances the Company’s loan and investment portfolio at June 30, 2022 was $13.83 billion with a weighted average interest rate including fees of 4.00% as compared to $12.86 billion and a rate of 2.81% at March 31, 2022. The average balance of debt that finances the Company’s loan and investment portfolio for the second quarter of 2022 was $13.37 billion, as compared to $11.99 billion for the first quarter of 2022. The average cost of borrowings for the second quarter of 2022 was 3.10%, compared to 2.65% for the first quarter of 2022. The increase in average cost was primarily due to increases in the benchmark index rates in the second quarter of 2022.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.39 per share of common stock for the quarter ended June 30, 2022. The dividend is payable on August 31, 2022 to common stockholders of record on August 15, 2022. The ex-dividend date is August 12, 2022.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 459-5346 for domestic callers and (785) 424-1249 for international callers. Please use participant passcode ABRQ222 when prompted by the operator.

A telephonic replay of the call will be available until August 5, 2022. The replay dial-in numbers are (800) 938-1601 for domestic callers and (402) 220-1546 for international callers.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Arbor Realty Trust Reports Second Quarter 2022 Results and Increases Dividend for Ninth Consecutive Quarter to $0.39 per Share

July 29, 2022	Page 6

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the uncertainties created by the COVID-19 pandemic, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2021 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release.

Contact:	Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com

Arbor Realty Trust Reports Second Quarter 2022 Results and Increases Dividend for Ninth Consecutive Quarter to $0.39 per Share

July 29, 2022	Page 7

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Interest income	$201,328	$105,148	$368,026	$196,292
Interest expense	107,067	46,378	189,627	88,562
Net interest income	94,261	58,770	178,399	107,730

Other revenue:
Gain on sales, including fee-based services, net	16,510	40,901	18,166	69,768
Mortgage servicing rights	17,567	26,299	32,879	63,235
Servicing revenue, net	20,714	15,315	41,769	30,850
Property operating income	290	-	586	-
Gain (loss) on derivative instruments, net	8,606	(2,607)	25,992	(5,828)
Other income, net	(13,249)	1,263	(10,048)	1,943
Total other revenue	50,438	81,171	109,344	159,968

Other expenses:
Employee compensation and benefits	38,900	43,700	80,925	86,674
Selling and administrative	13,188	11,133	27,735	21,947
Property operating expenses	542	129	1,077	272
Depreciation and amortization	2,031	1,788	4,014	3,543
Provision for loss sharing (net of recoveries)	(1,949)	549	(2,611)	2,201
Provision for credit losses (net of recoveries)	5,067	(7,815)	7,426	(8,890)
Total other expenses	57,779	49,484	118,566	105,747

Income before extinguishment of debt, sale of real estate, income from equity affiliates, and income taxes	86,920	90,457	169,177	161,951
Loss on extinguishment of debt	-	-	(1,350)	(1,370)
Gain on sale of real estate	-	-	-	1,228
Income from equity affiliates	6,547	4,759	13,759	27,010
Provision for income taxes	(5,352)	(10,959)	(13,540)	(23,451)

Net income	88,115	84,257	168,046	165,368

Preferred stock dividends	11,214	6,414	20,270	8,303
Net income attributable to noncontrolling interest	6,992	8,717	13,808	18,459
Net income attributable to common stockholders	$69,909	$69,126	$133,968	$138,606

Basic earnings per common share	$0.43	$0.51	$0.85	$1.06
Diluted earnings per common share	$0.41	$0.51	$0.82	$1.06

Weighted average shares outstanding:
Basic	163,044,217	135,262,197	158,258,813	130,276,499
Diluted	195,013,810	153,616,591	190,357,030	148,818,030

Dividends declared per common share	$0.38	$0.34	$0.75	$0.67

Arbor Realty Trust Reports Second Quarter 2022 Results and Increases Dividend for Ninth Consecutive Quarter to $0.39 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands—except share and per share data)

	June 30,	December 31,
	2022	2021
	(Unaudited)
Assets:
Cash and cash equivalents	$341,991	$404,580
Restricted cash	787,952	486,690
Loans and investments, net (allowance for credit losses of $121,331 and $113,241)	14,832,302	11,981,048
Loans held-for-sale, net	518,935	1,093,609
Capitalized mortgage servicing rights, net	411,534	422,734
Securities held-to-maturity, net (allowance for credit losses of $2,022 and $1,753)	159,686	140,484
Investments in equity affiliates	90,855	89,676
Due from related party	53,037	84,318
Goodwill and other intangible assets	98,414	100,760
Other assets	284,884	269,946
Total assets	$17,579,590	$15,073,845

Liabilities and Equity:
Credit and repurchase facilities	$4,549,460	$4,481,579
Collateralized loan obligations	7,968,495	5,892,810
Senior unsecured notes	1,282,498	1,280,545
Convertible senior unsecured notes, net	263,126	259,385
Junior subordinated notes to subsidiary trust issuing preferred securities	142,758	142,382
Due to related party	27,014	26,570
Due to borrowers	115,990	96,641
Allowance for loss-sharing obligations	53,053	56,064
Other liabilities	264,200	287,885
Total liabilities	14,666,594	12,523,861

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,684	556,163
Special voting preferred shares - 16,293,589 and 16,325,095 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 and 8,050,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 168,454,805 and 151,362,181 shares issued and outstanding	1,685	1,514
Additional paid-in capital	2,060,837	1,797,913
Retained earnings	83,271	62,532
Total Arbor Realty Trust, Inc. stockholders’ equity	2,779,477	2,418,122

Noncontrolling interest	133,519	131,862
Total equity	2,912,996	2,549,984
Total liabilities and equity	$17,579,590	$15,073,845

Arbor Realty Trust Reports Second Quarter 2022 Results and Increases Dividend for Ninth Consecutive Quarter to $0.39 per Share

July 29, 2022	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Statement of Income Segment Information - (Unaudited)

(in thousands)

	Quarter Ended June 30, 2022
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$192,047	$9,281	$-	$201,328
Interest expense	103,165	3,902	-	107,067
Net interest income	88,882	5,379	-	94,261

Other revenue:
Gain on sales, including fee-based services, net	-	16,510	-	16,510
Mortgage servicing rights	-	17,567	-	17,567
Servicing revenue	-	35,493	-	35,493
Amortization of MSRs	-	(14,779)	-	(14,779)
Property operating income	290	-	-	290
Gain on derivative instruments, net	-	8,606	-	8,606
Other income, net	(9,328)	(3,921)	-	(13,249)
Total other revenue	(9,038)	59,476	-	50,438

Other expenses:
Employee compensation and benefits	13,866	25,034	-	38,900
Selling and administrative	6,429	6,759	-	13,188
Property operating expenses	542	-	-	542
Depreciation and amortization	858	1,173	-	2,031
Provision for loss sharing (net of recoveries)	-	(1,949)	-	(1,949)
Provision for credit losses (net of recoveries)	5,088	(21)	-	5,067
Total other expenses	26,783	30,996	-	57,779

Income before income from equity affiliates, and income taxes	53,061	33,859	-	86,920

Income from equity affiliates	6,547	-	-	6,547
Provision for income taxes	(255)	(5,097)	-	(5,352)

Net income	59,353	28,762	-	88,115

Preferred stock dividends	11,214	-	-	11,214
Net income attributable to noncontrolling interest	-	-	6,992	6,992
Net income attributable to common stockholders	$48,139	$28,762	$(6,992)	$69,909

(1) Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Second Quarter 2022 Results and Increases Dividend for Ninth Consecutive Quarter to $0.39 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Balance Sheet Segment Information - (Unaudited)

(in thousands)

	June 30, 2022
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$94,983	$247,008	$341,991
Restricted cash	769,009	18,943	787,952
Loans and investments, net	14,832,302	-	14,832,302
Loans held-for-sale, net	-	518,935	518,935
Capitalized mortgage servicing rights, net	-	411,534	411,534
Securities held-to-maturity, net	-	159,686	159,686
Investments in equity affiliates	90,855	-	90,855
Goodwill and other intangible assets	12,500	85,914	98,414
Other assets	272,679	65,242	337,921
Total assets	$16,072,328	$1,507,262	$17,579,590

Liabilities:
Debt obligations	$13,750,783	$455,554	$14,206,337
Allowance for loss-sharing obligations	-	53,053	53,053
Other liabilities	311,873	95,331	407,204
Total liabilities	$14,062,656	$603,938	$14,666,594

Arbor Realty Trust Reports Second Quarter 2022 Results and Increases Dividend for Ninth Consecutive Quarter to $0.39 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income attributable to common stockholders	$69,909	$69,126	$133,968	$138,606

Adjustments:
Net income attributable to noncontrolling interest	6,992	8,717	13,808	18,459
Income from mortgage servicing rights	(17,567)	(26,299)	(32,879)	(63,235)
Deferred tax (benefit) provision	(706)	(50)	(2,426)	4,436
Amortization and write-offs of MSRs	27,625	20,299	55,295	38,331
Depreciation and amortization	2,617	2,733	5,186	5,432
Loss on extinguishment of debt	-	-	1,350	1,370
Provision for credit losses, net	5,849	(8,065)	7,546	(8,343)
Gain on derivative instruments, net	(4,155)	(3,230)	(4,453)	(9)
Stock-based compensation	3,149	2,044	9,241	5,375
Loss on redemption of preferred stock	-	3,479	-	3,479
Distributable earnings (1)	$93,713	$68,754	$186,636	$143,901
Diluted distributable earnings per share (1)	$0.52	$0.45	$1.06	$0.97
Diluted weighted average shares outstanding (1) (2)	179,873,329	153,616,591	175,252,399	148,818,030

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

(2) Beginning in the first quarter of 2022, the diluted weighted average shares outstanding were adjusted to exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance. Excluding the effect of a potential conversion in shares until a conversion occurs is consistent with past treatment and other unrealized adjustments to distributable earnings. For the quarter and six months ended June 30, 2022, the diluted weighted average shares outstanding excluded 15,140,481 and 15,104,631 of these potentially issuable shares, respectively.

The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.

The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, the tax impact on cumulative gains/losses on derivative instruments associated with Private Label loans sold during the periods presented, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below), amortization of the convertible senior notes conversion option (in comparative periods prior to 2022) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.

The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.

Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.